Exhibit 99.1

Yongye Biotechnology Announces Preliminary Results for its Fiscal Quarter Ended March 31, 2009

BEIJING, April 21 /PRNewswire-Asia-FirstCall/ -- Yongye Biotechnology International, Inc. (OTC Bulletin Board: YGYB; "Yongye" or the "Company"), a leading distributor of plant and animal nutrient products located in the People's Republic of China, today announced preliminary financial results for its fiscal quarter ended March 31, 2009. The Company expects net revenue for the quarter ended March 31, 2009 to be from $12.0 million to $12.5 million, up approximately 26% to 31% from $9.5 million for the quarter ended March 31, 2008. Net income is expected to be $2.75 million to $3.0 million, up approximately 145% to 168% from the corresponding previous quarter, and fully diluted EPS on weighted average number of shares is expected to be $0.13 to $0.15.

Yongye sold over 95,000 units of its plant nutrient product in the quarter ended March 31, 2009, a 26% increase from 75,596 units sold in the corresponding period in 2008. This increase in units sold was due primarily to expansion of the distribution network, and a strong performance by the distributors who develop and maintain the independently owned, branded store network through which Yongye sells its plant product.

"Yongye has already reached significant performance milestones in 2009. Strong demand for our 'Shengmingsu' products and further expansion of our distribution network led to noteworthy revenue and profit growth," commented Mr. Zishen Wu, Chief Executive Officer of Yongye. "While strong seasonality is apparent in our quarterly sales figures, we are pleased with the financial growth which we achieved this last quarter. We also added four new provinces to our branded retail store sales trial program through which we add stores to our sales network. We are confident that we will achieve our fiscal year 2009 revenue guidance estimate of $66 million and net income guidance estimate of $15.8 million."

The Company's preliminary expectations are subject to revision until the Company reports final March 31, 2009 quarterly results in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission. Growth rate calculations may also change because of arithmetical rounding.

About Yongye Biotechnology International, Inc.

Yongye Biotechnology International, Inc., headquartered in Beijing, is engaged in the distribution and sales of fulvic acid based nutrients for plants and animals. The Company's patent pending processes and proprietary technology allow it to create products that increase crop yields and improve the health of livestock. Its sole operating subsidiary, Yongye Nongfeng Biotechnology Company, Ltd., is located in Inner Mongolia, People's Republic of China. The Company sells its products through distributors located in ten provinces throughout China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Yongye Biotechnology International, Inc.
Mr. Larry Gilmore - VP of Corporate Strategy
Phone: +86-8232-8866 x8880
Email: larry.gilmore@gmail.com

CCG Investor Relations, Inc.
Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com